Exhibit 10.54

EXECUTION COPY

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

DATED AS OF JANUARY 13, 2016

BY AND AMONG

ARCH RECEIVABLE COMPANY, LLC,
as Seller,

ARCH COAL SALES COMPANY, INC.,
a debtor and debtor-in-possession under
chapter 11 of the Bankruptcy Code, as initial Servicer,

THE VARIOUS CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS, LC PARTICIPANTS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

AND

PNC BANK, NATIONAL ASSOCIATION,
as Administrator and as LC Bank

i

(continued)

ii

(continued)

		Page

Section 5.14	Purchaser Groups’ Liabilities	46

Section 5.15	Sharing of Recoveries	46

Section 5.16	USA Patriot Act	47

Section 5.17	Tax Matters	47

Section 5.18	Severability	47

Section 5.19	Mutual Negotiations	47

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Page

EXHIBIT I	DEFINITIONS
EXHIBIT II	CONDITIONS PRECEDENT
EXHIBIT III	REPRESENTATIONS AND WARRANTIES
EXHIBIT IV	COVENANTS
EXHIBIT V	TERMINATION EVENTS

SCHEDULE I	CREDIT AND COLLECTION POLICY
SCHEDULE II	LOCK-BOX BANK, BLOCKED ACCOUNT AND LOCK-BOX ACCOUNT
SCHEDULE III	ACTIONS AND PROCEEDINGS
SCHEDULE IV	GROUP COMMITMENTS

ANNEX A	FORM OF INFORMATION PACKAGE
ANNEX B	FORM OF ISSUANCE NOTICE
ANNEX C	FORM OF PAYDOWN NOTICE
ANNEX D	FORM OF COMPLIANCE CERTIFICATE
ANNEX E	FORM OF LETTER OF CREDIT APPLICATION
ANNEX F	FORM OF ASSUMPTION AGREEMENT
ANNEX G	FORM OF TRANSFER SUPPLEMENT
ANNEX H	FORM OF INTERIM REPORT
ANNEX I	FORM OF INTERIM ORDER

i

This SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of January 13, 2016, by and among ARCH RECEIVABLE COMPANY, LLC, a Delaware limited liability company, as seller (the “Seller”), ARCH COAL SALES COMPANY, INC., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Arch Sales”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), the various CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS, LC PARTICIPANTS and PURCHASER AGENTS from time to time party hereto and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).

PRELIMINARY STATEMENTS.  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I.  References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

This Agreement amends and restates in its entirety, as of the Closing Date, the Amended and Restated Receivables Purchase Agreement, dated as of February 24, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Prior Agreement”), among each of the parties hereto.  Upon the effectiveness of this Agreement, the terms and provisions of the Prior Agreement shall, subject to this paragraph, be superseded hereby in their entirety.  Notwithstanding the amendment and restatement of the Prior Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to PNC, Regions and any other Indemnified Party or Affected Person (as such terms are defined in the Prior Agreement) for fees and expenses which are accrued and unpaid under the Prior Agreement on the date hereof (collectively, the “Prior Agreement Outstanding Amounts”) and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement and (ii) the security interest created under the Prior Agreement shall remain in full force and effect as security for such Prior Agreement Outstanding Amounts until such Prior Agreement Outstanding Amounts shall have been paid in full.  Upon the effectiveness of this Agreement, each reference to the Prior Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement.  Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Agreement.

The Seller (i) desires to sell, transfer and assign an undivided percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (ii) may, subject to the terms and conditions hereof, request that the LC Bank issue or cause the issuance of one or more Letters of Credit.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1                                    Purchase Facility.

(a)                                 On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, (i) ratably (based on the aggregate Commitments of the Related Committed Purchasers in their respective Purchaser Groups) request that the Conduit Purchasers, or, only if a Conduit Purchaser denies such request or is unable to fund, ratably request that the Related Committed Purchasers, make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller pursuant to Section 1.1(b) and (ii) request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such purchase, reinvestment or issuance is referred to herein as a “Purchase”).  Subject to Section 1.4(b) concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a Purchase.  Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date, based on the applicable Purchaser Group’s Ratable Share of each Purchase (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase) and, on the terms of and subject to the conditions of this Agreement, the LC Bank hereby agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make participation advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Pro Rata Share of such draws), undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date.  Notwithstanding anything set forth in this paragraph (a) or otherwise herein to the contrary, under no circumstances shall any Purchaser make any purchase or reinvestment (including, without limitation, any mandatory deemed Purchases pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Purchase, the (i) aggregate outstanding amount of the Capital funded by such Purchaser, when added to all other Capital funded by all other Purchasers in such Purchaser’s Purchaser Group would exceed (A) its Purchaser Group’s Group Commitment (as the same may be reduced from time to time pursuant to Section 1.1(c)) minus (B) the related LC Participant’s Pro Rata Share of the LC Participation Amount, (ii) the Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit or (iii) the LC Participation Amount would exceed the aggregate of the Commitments of the LC Participants.

The Seller may, subject to this paragraph (a) and the other requirements and conditions herein, use the proceeds of any purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section 1.14 below.

Each of the parties hereto hereby acknowledges and agrees that from and after the Closing Date, the Purchaser Groups that includes PNC and Regions, as a Purchaser Agent and as a Purchaser, shall not include a Conduit Purchaser, and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a)(i) shall be deemed to be a request that the Related Committed Purchasers in PNC’s and Regions’ Purchaser Group make their ratable share of such Purchases.

(b)                                 In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor) pursuant to Section 1.14, then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new purchase from the Conduit Purchasers or Related Committed Purchasers, as applicable, on such date, on the terms and subject to the conditions hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in paragraph (a) above (and the other requirements and conditions herein), the Conduit Purchasers or Related Committed Purchasers, as applicable, shall fund such deemed purchase request and deliver the proceeds thereof directly to the Administrator to be immediately distributed (ratably) to the LC Bank and the applicable LC Participants in satisfaction of the Seller’s Reimbursement Obligation pursuant to Section 1.14, below, to the extent of the amounts permitted to be funded by the Conduit Purchasers or Related Committed Purchasers, as applicable, at such time, hereunder.

(c)                                  The Seller may, upon at least 15 days’ written notice to the Administrator, terminate the Purchase Facility in whole or, upon at least 15 days’ written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit (but not below the amount that would cause the Aggregate Capital plus the LC Participation Amount to exceed the Purchase Limit or would cause the Group Capital of any Purchaser Group to exceed its Group Commitment, in each case after giving effect to such reduction); provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000  in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $50,000,000.  Each reduction in the Commitments hereunder shall be made ratably among the Purchasers in accordance with their respective Commitment Percentages and their respective Commitments.  The Administrator shall promptly advise the Purchaser Agents of any notice received by it pursuant to this Section 1.1(c); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the positive difference between the then outstanding LC Participation Amount and the Purchase Limit as so reduced by such partial reduction.

Section 1.2                                    Making Purchases; Assignment and Assumption.

(a)                                 [Reserved].

(b)                                 [Reserved].

(c)                                  Effective on the date of each Funded Purchase or other Purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, other than as provided under Section 5.17(a), the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, based on the sum of the Capital plus the LC Participation Amount outstanding at such time for each such Purchaser’s Capital) an undivided percentage ownership interest in:  (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

(d)                                 To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator (for the benefit of the Secured Parties) a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising:  (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) the LC Collateral Account and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such LC Collateral Account and amounts on deposit therein, (vi) all rights (but none of the obligations) of the Seller under the Sale Agreements, (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing and (viii) all of its other property (collectively, the “Pool Assets”).  The Seller hereby authorizes the Administrator to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.  The Administrator (on behalf of the Secured Parties) shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.  The Seller hereby acknowledges and agrees that pursuant to the Prior Agreement, the Seller granted to the Administrator a security interest in all of the Seller’s right, title and interest in, to and under the Pool Assets (as defined in the Prior Agreement).  The Seller hereby confirms such security interest and acknowledges and agrees that such security interest is continuing and is supplemented and restated by the security interest granted by the Seller pursuant to this Section 1.2(d).

(e)                                  Whenever the LC Bank issues a Letter of Credit pursuant to Section 1.12 hereof, each LC Participant shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably been deemed to make a Funded Purchase hereunder in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed pursuant to Section 1.14 upon such draw in an amount equal to its Pro Rata Share of such unreimbursed draw.  All such Funded Purchases shall be made ratably by the LC Participants according to their Pro Rata Shares and shall accrue Discount from the date of such draw.  In the event that any Letter of Credit expires or is surrendered without being drawn (in whole or in part) then, in such event, the foregoing commitment to make Funded Purchases shall expire with respect to such Letter of Credit and the LC Participation

Amount shall automatically reduce by the amount of the Letter of Credit which is no longer outstanding.

(f)                                   The Seller may, with the prior written consent of the Administrator and each Purchaser Agent (and, in the case of a new related LC Participant, the LC Bank), which consent may be granted or withheld in their sole and absolute discretion, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Related Committed Purchaser or related LC Participant to increase its Commitment; provided, that the Commitment of any Related Committed Purchaser or related LC Participant may only be increased with the prior written consent of such Purchaser; provided, further, that neither the Commitment of any new Purchaser Group nor the aggregate increase in the Commitment of existing Related Committed Purchasers shall exceed $50,000,000 and in connection with any such increase or addition shall be a corresponding increase in the Purchase Limit.  Each new Conduit Purchaser, Related Committed Purchaser or related LC Participant (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator, each Purchaser Agent and the Seller, an Assumption Agreement in the form of Annex F hereto (which Assumption Agreement shall, in the case of any new Conduit Purchaser, Related Committed Purchaser or related LC Participant, be executed by each Person in such new Purchaser’s Purchaser Group).

(g)                                  Each Related Committed Purchaser’s and related LC Participant’s obligations hereunder shall be several, such that the failure of any Related Committed Purchaser or related LC Participant to make a payment in connection with any purchase hereunder, or drawing under a Letter of Credit hereunder, as the case may be, shall not relieve any other Related Committed Purchaser or related LC Participant of its obligation hereunder to make payment for any Funded Purchase or such drawing. Further, in the event any Related Committed Purchaser or related LC Participant fails to satisfy its obligation to make a purchase or payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group shall fund the defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of the related Purchase or drawing pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser or related LC Participant; it being understood that a defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of any Purchase or drawing shall be first funded by the Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group and thereafter if there are no other Related Committed Purchasers or related LC Participants in such Purchaser Group or if such other Related Committed Purchasers or related LC Participants are also defaulting Related Committed Purchasers or related LC Participants, then such defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of such Purchase or drawing shall be funded by each other Purchaser Group ratably and applied in accordance with this paragraph (g)).  Notwithstanding anything in this paragraph (g) to the contrary and for the avoidance of doubt, each Related Committed Purchaser’s and LC Participant’s obligation to make a Purchase or payment with respect to any drawing shall be subject in all respects to the limitations set forth in the last sentence of the first paragraph of Section 1.1(a).

Section 1.3                                    Purchased Interest Computation.  The Purchased Interest shall be initially computed on the Closing Date. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator in accordance with Section 5.1) be deemed to be 100%. The Purchased Interest shall become zero when (a) the Aggregate Capital thereof and Aggregate Discount thereon shall have been paid in full, (b) an amount equal to 100% of the LC Participation Amount and the LC Fee Expectation shall have been deposited in the LC Collateral Account, or all Letters of Credit shall have expired or otherwise been terminated and (c) all the amounts owed by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full (other than indemnification and other contingent obligations not yet due and owing), and the Servicer shall have received the accrued Servicing Fee thereon.

Section 1.4                                    Settlement Procedures.

(a)                                 The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement.  The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

(b)                                 The Servicer shall, on each day on which Collections of Pool Receivables are remitted to the Servicer in accordance with this Agreement, including Section 1.4(g):

(i)                                     set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of the Secured Parties, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the fees set forth in each Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of the Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside;

(ii)                                  subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of the Purchasers, the remainder of such Collections.  Such remainder shall, to the extent representing a return on the Aggregate Capital, be automatically reinvested, ratably, according to each Purchaser’s Capital, in Pool Receivables and in the Related Security, Collections and other proceeds with respect thereto; provided, that if the Purchased Interest would exceed 100%, then the Servicer shall not remit such remainder to the Seller or reinvest, but shall set aside and hold in trust for the Administrator (for the benefit of the Secured Parties) (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100% (determined as if such Collections set aside had been applied to reduce the Aggregate Capital or LC Participation Amount, as applicable, at such time), which amount shall either (x) be deposited ratably to each Purchaser Agent’s account (for the benefit of its related Purchasers) or (y) be deposited in the LC Collateral Account, in each case, as applicable, on the next Settlement Date in accordance with Section 1.4(c); provided, further, that (x) in the case of any Purchaser that is a Conduit Purchaser, if such Purchaser has provided notice (a “Declining Notice”) to its Purchaser Agent and the Administrator that such Purchaser (a “Declining Conduit Purchaser”) no longer wishes Collections with respect to any Portion of Capital funded or maintained by such Purchaser to be reinvested pursuant to this clause (ii) or (y) in the case of any Purchaser that has provided notice (an “Exiting Notice”) to its Purchaser Agent and the Administrator of its refusal, following any request by the Seller to extend the then Facility Termination Date, to extend its Commitment hereunder (an “Exiting Purchaser”), then in either case set forth in clause (x) or (y) above, such Purchaser’s ratable share (determined according to outstanding Capital) of Collections shall not be reinvested or remitted to the Seller and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below;

(iii)                               if such day is a Termination Day (or any day following the provision of a Declining Notice or an Exiting Notice), set aside, segregate and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator), the entire remainder of such Collections (or in the case of a Declining Conduit Purchaser or an Exiting Purchaser, an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for purposes of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of a Declining Notice or an Exiting Notice, as the case may be, until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Declining Conduit Purchaser’s or Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchasers in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)); provided, further, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day following the provision of a Declining Notice or an Exiting Notice) and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator and the Majority Purchaser Agents (or, in the case of a Declining Notice or an Exiting Notice, such Declining Notice or Exiting Notice, as the case may be, has been revoked by the related Declining Conduit Purchaser or Exiting Purchaser, respectively, and written notice thereof has been provided to the Administrator, the related Purchaser Agent and the Servicer), such previously set-aside amounts shall, to the extent representing a return on the Aggregate Capital (or the Capital of the Declining Conduit Purchaser or Exiting Purchaser, as the case may be) and ratably in accordance with each Purchaser’s Capital, be reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of Declining Notice or Exiting Notice, as the case may be; and

(iv)                              release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of:  (w) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (x) the amounts that are required to be set aside pursuant to clause (i), the provisos to clause (ii) and clause (iii) plus (y) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables plus (z) all other amounts then due and payable by the Seller under this Agreement to the Purchasers, the Purchaser Agents, the Administrator, and any other Indemnified Party or Affected Person.

(c)                                  The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), deposit into each Purchaser Agent’s account, on each Settlement Date, Collections held for such Purchaser Agent (for the benefit of its related Purchasers) pursuant to clause (b)(i) or (f) plus the amount of Collections then held for such Purchaser Agent (for the benefit of its related Purchasers) pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, that if Arch Sales or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified Arch Sales (or such Affiliate) that such right is revoked, Arch Sales (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the aggregate of each Purchasers’ Share of the Servicing Fee.  On or prior to the last day of each Settlement Period, each Purchaser Agent will notify the Servicer by facsimile of the amount of Discount accrued with respect to each Portion of Capital during such Settlement Period or portion thereof.

(d)                                 The Servicer shall distribute the amounts described (and at the times set forth) in clause (c) above as follows:

(i)                                     if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to each Purchaser Agent ratably according to the Discount accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital maintained by such Purchasers and all accrued Fees; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within such Purchaser Agent’s Purchaser Group ratably according to Discount and Fees, respectively, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of the aggregate of the Purchasers’ Share of accrued Servicing Fees so set aside, and

(ii)                                  if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first, if Arch Sales or an Affiliate thereof is not the Servicer, to the Servicer in payment in full of the Purchasers’ Share of all accrued

Servicing Fees, second, to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Discount and Fees payable to all Purchasers at such time) (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group and all accrued Fees, third, to each Purchaser Agent ratably according to the aggregate of the Capital of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in payment in full of each Purchaser’s Capital; it being understood that each Purchaser Agent shall distribute the amounts described in the first, second and third clauses of this Section 1.4(d)(ii) to the Purchasers within such Purchaser Agent’s Purchaser Group ratably according to Discount, Fees and Capital, respectively, fourth, to the LC Collateral Account for the benefit of the LC Bank and the LC Participants (x) the amount necessary to cash collateralize the LC Participation Amount until the amount of cash collateral held in such LC Collateral Account (other than amount representing LC Fee Expectation) equals 100% of the LC Participation Amount (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the aggregate outstanding amount of the LC Participation Amount) and (y) if such day is a Termination Day of the type described in clause (b) of the definition thereof or a Termination Event is continuing, an amount equal to the LC Fee Expectation at such time (or such portion thereof not currently on deposit in the LC Collateral Account), fifth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups have been reduced to zero, and the aggregate of the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer (if other than Arch Sales or an Affiliate thereof) have been paid in full, to each Purchaser Agent ratably, based on the amounts payable to each Purchaser in such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group), the Administrator and any other Secured Party in payment in full of any other amounts owed thereto by the Seller or the Servicer hereunder, and sixth, to the Servicer (if the Servicer is Arch Sales or an Affiliate thereof) in payment in full of the aggregate of the Purchasers’ Share of all accrued Servicing Fees.

After the Aggregate Capital, Aggregate Discount, fees payable pursuant to the Fee Letters and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, and (on and after a Termination Day) after an amount equal to 100% of the LC Participation Amount and the LC Fee Expectation has been deposited in the LC Collateral Account, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

(e)                                  For the purposes of this Section 1.4:

(i)                                     if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller, any Affiliate of the Seller, any Originator, the

Transferor, the Servicer or any Affiliate of the Servicer, or any setoff, netting of obligations or dispute between the Seller, any Affiliate of the Seller, any Originator, the Transferor, the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Lock-Box Account for the benefit of the Secured Parties pursuant to Section 1.4;

(ii)                                  if on any day any of the representations or warranties in Sections l(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay any and all such amounts in respect thereof to a Lock-Box Account (or as otherwise directed by the Administrator at such time) for the benefit of the Secured Parties and for application pursuant to Section 1.4;

(iii)                               except as provided in clause (i) or (ii), or as otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)                              if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(f)                                   If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital), the Seller may do so as follows:

(i)                                     the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in substantially the form of Annex C (each, a “Paydown Notice”) (A) at least two Business Days prior to the date of such reduction for any reduction of the Aggregate Capital less than or equal to $20,000,000 and (B) at least five Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $20,000,000, in each case such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;

(ii)                                  (A) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction or (B) the Seller shall remit to each Purchaser Agent’s account (for the benefit of the relevant

Purchasers in such Purchaser Agent’s Purchaser Group), in immediately available funds, an amount equal to the desired amount of such reduction together with accrued and unpaid Aggregate Discount, and Aggregate Discount to accrue through the next Settlement Date, with respect to such Aggregate Capital, ratably (based on such Purchaser Agent’s Purchasers’ portion of the Aggregate Capital reduced thereby and portion of the related Aggregate Discount); and

(iii)                               the Servicer shall hold such Collections in trust for the benefit of the Purchasers ratably (based on their respective Portions of Capital funded thereby) for payment to each such Purchaser Agent (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) on the next Settlement Date immediately following the current Settlement Period or such other date approved by the Administrator and each such Purchaser Agent, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to each such Purchaser Agent (on behalf of its related Purchasers) only when in fact finally so paid;

provided, that the amount of any such reduction shall be not less than $300,000 and shall be an integral multiple of $100,000 in excess thereof.

(g)                                  The Servicer may, in its sole discretion, and shall at the direction of the Administrator (which direction may be given no more than once per week unless a Termination Event has occurred and is continuing), deliver an Interim Report to the Administrator on any Business Day.  Upon receipt of such Interim Report, the Administrator shall promptly review such Interim Report to determine if such Interim Report constitutes a Qualifying Interim Report.  In the event that the Administrator reasonably determines that such Interim Report constitutes a Qualifying Interim Report, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing, the Administrator shall promptly remit to the Servicer from the Lock-Box Account (or the LC Collateral Account, if applicable) the lesser of (i) the amount identified on such Qualifying Interim Report as Collections on deposit in the Lock-Box Account and/or LC Collateral Account in excess of the amount necessary to ensure that the Purchased Interest does not exceed 100% and (ii) the aggregate amount of available Collections then on deposit in the Lock-Box Accounts and the LC Collateral Account.  For purposes of this clause (g), “Qualifying Interim Report” shall mean any Interim Report that satisfies each of the following conditions: (A) the Purchased Interest as set forth in such Interim Report shall not exceed 100%; (B) such Interim Report is calculated as of the immediately prior Business Day and (C) the Administrator does not in good faith reasonably believe that any of the information or calculations set forth in such Interim Report are false or incorrect in any material respect (and notice of any such determination shall be provided promptly to the Servicer).

Section 1.5                                    Fees.

(a)                                 The Seller shall pay to the Administrator, the Purchaser Agents and the Purchasers certain fees in the amounts and on the dates set forth in one or more fee letter agreements for each Purchaser Group, in each case entered into from time to time by and among the Servicer, the Seller and the applicable Purchaser Agent and/or the Administrator (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Fee Letter”).

(b)                                 The Seller shall pay to each Purchaser Agent, for the account of the LC Participants in such Purchaser Agent’s Purchaser Group, a “Default LC Participation Fee” equal to, on any day while a Termination Event exists (i) 3.00%, multiplied by (ii) the related LC Participant’s Pro Rata Share of the LC Participation Amount on such day, multiplied by (iii) 1/360, accruing on each day from the Closing Date until the Final Payout Date (or, if earlier, the date on which no Termination Event is continuing), payable in arrears on each Settlement Date for the prior Settlement Period and on the Final Payout Date.  Each Default LC Participation Fee payable by the Seller hereunder will be (and shall be deemed to be for all purposes) fully earned as of the day on which it accrues, and once paid, shall be nonrefundable under any circumstances.  For the avoidance of doubt, the Default LC Participation Fee is payable in addition to, and not in lieu of, any other fees or amounts payable by the Seller under, or in connection with, any Fee Letter and the other Transaction Documents.

(c)                                  The Seller shall pay to each Purchaser Agent, for the account of Purchasers in such Purchaser Agent’s Purchaser Group, a “Facility Fee” for each day equal to the product of (i) prior to (and including) the Facility Termination Date, (A) 0.85%, multiplied by (B) the Group Commitment of such Purchaser Group on such day, multiplied by (C) 1/360, accruing each day from the date hereof until the Facility Termination Date, and (ii) after the Facility Termination Date, (A) 0.85%, multiplied by (B) the sum of (1) the aggregate outstanding Capital of all Purchasers in such Purchaser Group on such day, plus (2) the related LC Participant’s Pro Rata Share of the LC Participation Amount on such day, multiplied by (C) 1/360, accruing each day from (but excluding) the Facility Termination Date until (and including) the Final Payout Date, in each case, payable in arrears on each Settlement Date for the prior Settlement Period and on the Final Payout Date.

(d)                                 The Seller shall pay to each Purchaser Agent, for the account of Purchasers in such Purchaser Agent’s Purchaser Group, a “Program Fee” for each day equal to the product of (i) 2.65%, multiplied by (ii) the aggregate outstanding Capital of all Purchasers in such Purchaser Group on such day, multiplied by (iii) 1/360, accruing each day from the date hereof until the Final Payout Date, payable in arrears on each Settlement Date for the prior Settlement Period and on the Final Payout Date.

(e)                                  The Seller shall pay to each Purchaser Agent, for the account of Purchasers in such Purchaser Agent’s Purchaser Group, an “LC Participant Fee” for each day equal to the product of (i) 2.65%, multiplied by (ii) the related LC Participant’s Pro Rata Share of the LC Participation Amount on such day, multiplied by (iii) 1/360, accruing each day from the date hereof until the Final Payout Date, payable in arrears on each Settlement Date for the prior Settlement Period and on the Final Payout Date.

(f)                                   The Seller shall pay to the LC Bank, an “LC Fee” for each day equal to the product of (i) 0.15%, multiplied by (ii) the LC Participation Amount on such day, multiplied by (iii) 1/360, accruing each day from the date hereof until the Final Payout Date, payable in arrears on each Settlement Date for the prior Settlement Period and on the Final Payout Date.

Section 1.6                                    Payments and Computations, Etc.

(a)                                 All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in same day funds to each account designated by the Purchaser Agents (for the benefit of the Purchasers in such Purchaser Agent’s Purchaser Group) and/or the Administration Account, as applicable.  All amounts received after 2:00 p.m.(New York City time) will be deemed to have been received on the next Business Day.  Amounts payable hereunder to or for the benefit of the Administrator, the Purchasers or the Purchaser Agents (or their related Affected Persons or Indemnified Parties) shall be distributed as follows:

(i)                                     Any amounts to be distributed by or on behalf of the Administrator hereunder to any Purchaser Agent, Purchaser or Purchaser Group shall be distributed to the account specified in writing from time to time by the applicable Purchaser Agent to the Administrator, and the Administrator shall have no obligation to distribute any such amounts unless and until it actually receives payment of such amounts by the Seller or the Servicer, as applicable, in the Administration Account.  Except as expressly set forth herein (including, without limitation, as set forth in Section 1.4(b)(iii) with respect to Collections held in trust for Declining Conduit Purchasers and Exiting Purchasers), the Administrator shall distribute (or cause to be distributed) such amounts to the Purchaser Agents for the Purchasers within their respective Purchaser Groups ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to the Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by the Purchasers.

(ii)                                  Except as expressly set forth herein (including, without limitation, as set forth in Section 1.4(b)(iii) with respect to Collections held in trust for Declining Conduit Purchasers and Exiting Purchasers), each Purchaser Agent shall distribute the amounts paid to it hereunder for the benefit of the Purchasers in its Purchaser Group to the Purchasers within its Purchaser Group ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to such Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by such Purchasers.

(b)                                 The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

(c)                                  All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed.  Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.7                                    Increased Costs.

(a)                                 If the Administrator, any Purchaser Agent, any Purchaser, any Liquidity Provider or any other Program Support Provider or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the existence of or compliance with:  (i) any law, rule, regulation or generally accepted accounting principle or any change therein or in the interpretation or application thereof, or (ii) any request, guideline or directive from Financial Accounting Standards Board (“FASB”) (including, without limitation, FAS 166/167), or any central bank or other Governmental Authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables or issue any Letter of Credit related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for increased costs in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments.  A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, due to either:  (i) the introduction of or any change in or in the interpretation of any law, rule, regulation or generally accepted accounting principle or (ii) compliance with any request, guideline or directive from FASB (including, without limitation, FAS 166/167) or any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest (or its portion thereof) in respect of which Discount is computed by reference to the Euro-Rate or LMIR, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for increased costs.  A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  For the avoidance of doubt, and not in limitation of the foregoing, any increase in cost and/or reduction in yield caused by regulatory capital allocation adjustments due to Statements of Financial Accounting Standards Nos. 166 and 167 (or any future statements or interpretations issued by FASB or any successor thereto) (collectively, “FAS 166/167”) shall be covered by this Section 1.7.

(d)                                 Notwithstanding anything to the contrary, for purposes of this Section 1.7, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority, any central bank of any jurisdiction, comparable agency or other Person, in each case pursuant to, or implementing, the accord known as Basel III, are, in the case of each of clause (i) and clause (ii) above, deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.

Section 1.8                                    Requirements of Law; Funding Losses.

(I)                                   If any Affected Person reasonably determines that the existence of or compliance with: (a) any law, rule or regulation or any change therein or in the interpretation or application thereof, or (b) any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), in either case, adopted, issued or occurring after the date hereof:

(i)                                     does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest (or its portion thereof) or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof), or

(ii)                                  does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or LMIR or the Base Rate hereunder, or

(iii)                               does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is:  (A) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to, or issuing any Letter of Credit in respect of, the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable.  All such amounts shall be payable as incurred.  A certificate as to such amounts from such Affected Person to the Seller and the Administrator shall be conclusive and binding for all purposes, absent manifest error; provided, however, that notwithstanding anything to the contrary, for purposes of this Section 1.8, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority, any central bank of any jurisdiction, comparable agency or other Person, in each case pursuant to, or implementing, the accord known as Basel III, are, in the case of each of clause (i) and clause (ii) above, deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.

(II)                              The Seller shall compensate each Affected Person, upon written request by such Person for all losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed by it to fund or maintain any Portion of Capital hereunder at an interest rate determined by reference to the Euro-Rate or LMIR and any loss sustained by such Person in connection with the re-employment of such funds), which such Affected Person may sustain with respect to funding or maintaining such Portion of Capital at the Euro-Rate or LMIR if, for any reason, funding or maintaining such Portion of Capital at an interest rate determined by reference to the Euro-Rate or LMIR does not occur on a date specified therefor.

Section 1.9                                    Inability to Determine Euro-Rate.

(a)                                 If the Administrator (or any Purchaser Agent) determines before the first day of any Settlement Period (or solely with respect to LMIR, on any day) (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, (i) deposits in dollars (in the relevant amounts for such Settlement Period) are not being offered to banks in the interbank eurodollar market for such Settlement Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Settlement Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by such Purchaser or such Purchaser’s Purchaser Agent) of maintaining any Portion of Capital during such Settlement Period (or portion thereof), then the Administrator shall give notice thereof to the Seller.  Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately), be converted to the Alternate Rate determined by reference to the Base Rate.

(b)                                 If, on or before the first day of any Settlement Period (or solely with respect to LMIR, on any day), the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any Applicable Law, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof.  Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately) if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day.

Section 1.10                             Taxes.

The Seller agrees that any and all payments by the Seller under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, stamp or other taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding overall income or franchise taxes, in either case, imposed on the Person receiving such payment by the Seller hereunder by the jurisdiction under whose laws such Person is organized, operates or where its principal executive office is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Seller shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Purchaser, Purchaser Agent, Liquidity Provider, Program Support Provider or the Administrator, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made.  Whenever any Taxes are payable by the Seller, the Seller agrees that, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of any Purchaser, Purchaser Agent, Liquidity Provider or other Program Support Provider, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to the Seller and acceptable to the taxing authorities having jurisdiction over such Person.  If the Seller fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental taxes, interest or penalties that may become payable by such party as a result of any such failure.

Section 1.11                             Letters of Credit.

Subject to the terms and conditions hereof and the satisfaction of the applicable conditions set forth in Exhibit II, the LC Bank shall issue or cause the issuance of Letters of Credit (“Letters of Credit”) on behalf of Seller (and, if applicable, on behalf of, or for the account of, the Transferor or any Subsidiary thereof) in favor of such beneficiaries as the Seller or the Transferor, as applicable may elect.  All amounts drawn upon Letters of Credit shall accrue Discount. Letters of Credit that have not been drawn upon shall not accrue Discount.

Section 1.12                             Issuance of Letters of Credit.

(a)                                 The Seller may request the LC Bank, upon two (2) Business Days’ prior written notice submitted on or before 11:00 a.m., New York time, to issue a Letter of Credit by delivering to the Administrator, the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Annex E attached hereto and an Issuance Notice, substantially in the form of Annex B hereto, in each case completed to the satisfaction of the Administrator and the LC Bank; and, such other certificates, documents and other papers and information as the Administrator may reasonably request.  The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

(b)                                 Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date.  For the avoidance of doubt, no Letter of Credit may be extended or renewed to a date that is later than twelve (12) months after the Facility Termination Date.  Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

(c)                                  The Administrator shall promptly notify the LC Bank and each LC Participant, at such Person’s address for notices hereunder, of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank and LC Participants with the Letter of Credit Application and Issuance Notice delivered to the Administrator by the Seller pursuant to paragraph (a) above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m., New York time, on such day, on the next Business Day.

Section 1.13                             Requirements For Issuance of Letters of Credit.

The Seller shall authorize and direct the LC Bank to name the Seller or the Transferor as the “Applicant” or “Account Party” of each Letter of Credit.

Section 1.14                             Disbursements, Reimbursement.

(a)                                 Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant’s Pro Rata Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

(b)                                 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Seller of such request.  Provided that it shall have received such notice prior to 10:00 a.m., New York time, the Seller shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation” and the required date of reimbursement, the “Reimbursement Date”) the LC Bank prior to 12:00 p.m., New York time, on each Business Day that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”) (or, otherwise, by 12:00 p.m., New York time, on the Business Day immediately following such notice) in an amount equal to the amount so paid by the LC Bank.  Such Reimbursement Obligation shall be satisfied by the Seller (i) first, by the remittance by the Administrator to the LC Bank of any available amounts then on deposit in the LC Collateral Account and (ii) second, by the remittance by or on behalf of the Seller to the LC Bank of any other funds of the Seller then available for disbursement.  In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by the applicable time on the Reimbursement Date, the LC Bank will promptly notify each LC Participant thereof, and the Seller shall be deemed to have requested that a Funded Purchase be made by the Purchasers in the Purchaser Groups for the LC Bank and the LC Participants to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Purchase Limit.  Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate written confirmation shall not affect the conclusiveness or binding effect of such oral notice.

(c)                                  Each LC Participant shall upon any notice pursuant to subclause (b) above make available to the LC Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the LC Participants shall each be deemed to have made a Funded Purchase in that amount.  If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s Pro Rata Share of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such LC Participant’s obligation to make such payment, from the Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date.  The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this subclause (c), provided that such LC Participant shall not be obligated to pay interest as provided in subclauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of a drawing.  Each LC Participant’s Commitment shall continue until the last to occur of any of the following events:  (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 1.15                             Repayment of Participation Advances.

(a)                                 Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the Seller (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a participation advance to the LC Bank, or (ii) in payment of Discount on the Funded Purchases made or deemed to have been made in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b)                                 If the LC Bank is required at any time to return to the Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its Pro Rata Share of any amounts so returned by the LC Bank plus interest at the Federal Funds Rate, from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

(c)                                  If any Letters of Credit are outstanding and undrawn on the Facility Termination Date, the LC Collateral Account shall be funded from Collections (or, in the Seller’s sole discretion, by other cash available to the Seller) in an amount equal to the aggregate undrawn face amount of such Letters of Credit plus all applicable fees to accrue through the stated expiration dates thereof (such fees to accrue, as reasonably estimated by the LC Bank, the “LC Fee Expectation”).

Section 1.16                             Documentation.

The Seller agrees to be bound by the terms of the Letter of Credit Application and by the LC Bank’s interpretations of any Letter of Credit issued for the Seller and by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 1.17                             Determination to Honor Drawing Request.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.18                             Nature of Participation and Reimbursement Obligations.

Each LC Participant’s obligation in accordance with this Agreement to make participation advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:

(i)                                     any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, the Purchaser Agents, the Purchasers, the Seller or any other Person for any reason whatsoever;

(ii)                                  the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of participation advances hereunder;

(iii)                               any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which Seller, an Originator, the Transferor or any Affiliate thereof on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Administrator, any Purchaser, any Purchaser Agent or any other Person for any reason whatsoever;

(iv)                              any claim of breach of warranty that might be made by the Seller, the Transferor, an Originator or an Affiliate thereof, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any LC Participant, the Administrator, any Purchaser or any Purchaser Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);

(v)                                 the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof;

(vi)                              payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(vii)                           the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)                        any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of  Credit in the form requested by the Seller, unless the LC Bank has received written notice from the Seller of such failure within three Business Days after the LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)                              any Material Adverse Effect on the Seller, the Transferor, any Originator or any Affiliates thereof;

(x)                                 any breach of this Agreement or any Transaction Document by any party thereto;

(xi)                              the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, the Transferor, any Originator or any Affiliate thereof;

(xii)                           the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;

(xiii)                        the fact that this Agreement or the obligations of Seller or Servicer hereunder shall have been terminated; and

(xiv)                       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 1.19                             Indemnity.

In addition to other amounts payable hereunder, the Seller hereby agrees to protect, indemnify, pay and save harmless the Administrator, the LC Bank, each LC Participant and any of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Administrator, the LC Bank, any LC Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 1.20                             Liability for Acts and Omissions.

As between the Seller, on the one hand, and the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of  Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Seller, any LC Participant or any other Person.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS

Section 2.1                                    Representations and Warranties; Covenants.

Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it as set forth in Exhibits III and IV, respectively.

Section 2.2                                    Termination Events.

If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) and shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred). Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Purchasers, the Purchaser Agents and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative.

ARTICLE III.
INDEMNIFICATION

Section 3.1                                    Indemnities by the Seller.

Without limiting any other rights that the Administrator, the Purchasers, the Purchaser Agents, the Liquidity Providers, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or permitted assigns (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses, liabilities, penalties and taxes (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller, the Transferor or any Originator hereunder or under any other Transaction Document) whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent:  (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to the Transferor, any Originator or the Servicer for uncollectible Receivables or (c) other than in the case of clause (xiii) below, such Indemnified Amounts include taxes imposed or based on, or measured by, the gross or net income or receipts of such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized, operates or where its principal executive office is located (or any political subdivision thereof); provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder.  Without limiting the foregoing indemnification, and subject to the exclusions in the preceding sentence, the Seller shall indemnify each Indemnified Party for Indemnified Amounts (including losses in respect of uncollectible Receivables regardless for purposes of these specific matters whether reimbursement therefor would constitute recourse to the Seller or the Servicer, except as set forth in subclause (viii) below) relating to or resulting from any of the following:

(i)                                     the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in any Information Package or any Interim Report to be true and correct, or the failure of any other information provided in writing to any Purchaser or the Administrator with respect to the Receivables or this Agreement to be true and correct;

(ii)                                  the failure of any representation, warranty or statement made or deemed made by the Seller (or any employee, officer or agent of the Seller) under or in connection with this Agreement, any other Transaction Document, any Information

Package, any Interim Report or any other information or report delivered by or on behalf of the Seller pursuant hereto to have been true and correct as of the date made or deemed made when made;

(iii)                               the failure by the Seller to comply with any Applicable Law related to any Receivable or the related Contract or the non-conformity of any Receivable or the related Contract with any such Applicable Law;

(iv)                              the failure of the Seller to vest and maintain vested in the Administrator (on behalf of the Secured Parties) a first priority perfected ownership interest or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Lien;

(v)                                 any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;

(vi)                              the failure to have filed, in accordance with the requirements of this Agreement or any other Transaction Document, financing statements (including as-extracted collateral filings) or other similar instruments or documents under the UCC of each applicable jurisdiction or other Applicable Laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Purchase or at any subsequent time;

(vii)                           any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement;

(viii)                        any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including without limitation a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(ix)                              any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(x)                                 any action taken by the Administrator as attorney-in-fact for the Seller, the Transferor or any Originator pursuant to this Agreement or any other Transaction Document;

(xi)                              any environmental liability claim or products liability claim or other claim, investigation, litigation or proceeding, arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

(xii)                           the failure by the Seller to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;

(xiii)                        any taxes arising because a Purchase or the Purchased Interest is not treated for U.S. federal, state and local income and franchise tax purposes as intended under Section 5.17(a);

(xiv)                       the use of proceeds of purchases or reinvestments or the issuance of any Letter of Credit; or

(xv)                          any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

Section 3.2                                    Indemnities by the Servicer.

Without limiting any other rights that any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly):  (a) the failure of any information contained in an Information Package or any Interim Report to be true and correct, or the failure of any other information provided to any such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made when made, (c) the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor (other than as a result of discharge in bankruptcy with respect to such Obligor) to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, (e) any commingling (other than as a result of actions taken by the Administrator, any Purchaser Agent or any Purchaser) of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds or (f) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party.

ARTICLE IV.
ADMINISTRATION AND COLLECTIONS

Section 4.1                                    Appointment of the Servicer.

(a)                                 The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section.  Until the Administrator gives notice to Arch Sales (in accordance with this Section) of the designation of a new Servicer, Arch Sales is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.  Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) and shall (at the direction of the Majority Purchaser Agents) designate as

Servicer any Person (including itself) to succeed Arch Sales or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b)                                 Upon the designation of a successor Servicer as set forth in clause (a), Arch Sales agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Arch Sales shall cooperate with and assist such new Servicer.  Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c)                                  Arch Sales acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator, the Purchaser Agents and the Purchasers have relied on Arch Sales’ agreement to act as Servicer hereunder.  Accordingly, Arch Sales agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrator and the Purchasers.

(d)                                 The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation:  (i) each such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator, the Purchaser Agents and the Purchasers shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator or the Transferor, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation.

Section 4.2                                    Duties of the Servicer.

(a)                                 The Servicer shall take or cause to be taken all such action as may be necessary or advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Law, with reasonable care and diligence, and in accordance with the Credit and Collection Policies.  The Servicer shall set aside, for the accounts of the Seller and the Purchasers, the amount of the Collections to which each is entitled in accordance with Article I.  The Servicer may, in accordance with the applicable Credit and Collection Policy, take such action, including modifications, waivers or restructurings of Pool Receivables and the related Contracts as the Servicer may determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or required under Applicable Laws or the applicable Contract; provided, however, that for the purposes of this Agreement (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent

Receivable or a Defaulted Receivable under this Agreement or limit the rights of any of the Purchasers, Purchaser Agents or the Administrator under this Agreement or any other Transaction Document and (iii) if a Termination Event has occurred and is continuing and Arch Sales or an Affiliate thereof is serving as the Servicer, Arch Sales or such Affiliate may take such action only upon the prior written approval of the Administrator.  The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Purchasers), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable.  Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Administrator may direct the Servicer (whether the Servicer is Arch Sales or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

(b)                                 The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if Arch Sales or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections.  The Servicer, if other than Arch Sales or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c)                                  The Servicer’s obligations hereunder shall terminate on the Final Payout Date.  After such termination, if Arch Sales or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 4.3                                    Lock-Box Account and LC Collateral Account Arrangements.

Prior to the Closing Date, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered original counterparts thereof to the Administrator.  At all times on and after the Closing Date, the Administrator shall exercise exclusive dominion and control (for the benefit of the Secured Parties) over each of the Lock-Box Accounts and all funds on deposit therein. The Seller and the Servicer each hereby agree that the Administrator shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Seller and the Servicer hereby further agree to take any other action that the Administrator may reasonably request to ensure that the Administrator maintains such control.  Neither the Seller nor any member of the Arch Group shall have any control over any Lock-Box Account or any right to withdraw or direct the Administrator, any Lock-Box Bank or any other Person to withdraw any funds on deposit in any Lock-Box Account.  The Seller and the Servicer hereby irrevocably instruct the Administrator to transfer all available amounts on deposit in the Lock-Box Accounts as of the end of each Business Day and after giving effect to any distributions to the Servicer on such day pursuant to Section 1.4(g), to the LC Collateral Account.

The Administrator shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Seller hereby grants the Administrator a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrator and at the Seller’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account.  Moneys in the LC Collateral Account shall be applied by the Administrator to reimburse the LC Bank for each drawing under a Letter of Credit and for repayment of amounts owing by the Seller hereunder and under each of the other Transaction Documents to each of the other Secured Parties, it being understood and agreed that certain amounts on deposit in the LC Collateral Account may, from time to time, be remitted to the Servicer pursuant to Section 1.4(g).  Amounts, if any, on deposit in the LC Collateral Account on the Final Payout Date shall be remitted by the Administrator to the Seller.

The Administrator shall, on each Settlement Date (if such date occurs on a Termination Day or on a date that any Capital is then outstanding), remove any available amounts then on deposit in the Lock-Box Accounts and the LC Collateral Account and deposit such amounts into each Purchaser Agent’s account in accordance with the priorities set forth in Section 1.4(d), to the extent that any amounts are then due and owing under clauses first through third of Section 1.4(d)(ii) after giving effect to the distribution, if any, by the Servicer on such date in accordance with Section 1.4(d).

Section 4.4                                    Enforcement Rights.

(a)                                 At any time following the occurrence and during the continuation of a Termination Event:

(i)                                     the Administrator (at the Seller’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee;

(ii)                                  the Administrator may instruct the Seller or the Servicer to give notice of the Purchasers’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of the Secured Parties), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrator, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii)                               the Administrator may request the Servicer to, and upon such request the Servicer shall:  (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee; and

(iv)                              the Administrator may replace the Person then acting as Servicer.

(b)                                 The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, following the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets.  Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5                                    Responsibilities of the Seller.

(a)                                 Anything herein to the contrary notwithstanding, the Seller shall:  (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, any Purchaser Agent or any Purchaser of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction.  None of the Administrator, the Purchaser Agents and the Purchasers shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, the Transferor, ACI or any Originator thereunder.

(b)                                 Arch Sales hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Arch Sales shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Arch Sales conducted such data-processing functions while it acted as the Servicer.

Section 4.6                                    Servicing Fee.

(a)                                 Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables.  The Purchasers’ Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller’s Share of such fee shall be paid by the Seller on each Settlement Date.

(b)                                 If the Servicer ceases to be Arch Sales or an Affiliate thereof, the servicing fee shall be the greater of:  (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.

Section 4.7                                    Authorization and Action of the Administrator and Purchaser Agents.

(a)                                 Each Purchaser and Purchaser Agent hereby accepts the appointment of and irrevocably authorizes the Administrator to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto.  The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest.  The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator.  The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer.  Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provisions of this Agreement, any other Transaction Document or Applicable Law.  The appointment and authority of the Administrator hereunder shall terminate on the Final Payout Date.

(b)                                 Each Purchaser hereby accepts the appointment of the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on Schedule IV hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and irrevocably authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against any Purchaser Agent.

(c)                                  Except as otherwise specifically provided in this Agreement, the provisions of this Section 4.7 are solely for the benefit of the Administrator, the Purchaser Agents and the Purchasers, and none of the Seller or the Servicer shall have any rights as a third party beneficiary or otherwise under any of the provisions of this Section 4.7, except that this Section 4.7 shall not affect any obligations which the Administrator, any Purchaser Agent or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement.  Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent that is not the Purchaser Agent for such Purchaser.

(d)                                 In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns.  In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any Purchaser not in such Purchaser Agent’s Purchaser Group, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

Section 4.8                                    Nature of Administrator’s Duties; Delegation of Administrator’s Duties; Exculpatory Duties.

(a)                                 The Administrator shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents.  The duties of the Administrator shall be mechanical and administrative in nature.  The Administrator shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Purchaser.  Nothing in this Agreement or any of the Transaction Documents, express or implied, is intended to or shall be construed to impose upon the Administrator any obligations in respect of this Agreement or any of the Transaction Documents except as expressly set forth herein or therein.  The Administrator shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser or Purchaser Agent with any credit or other information with respect to the Seller, any Originator, the Transferor, any Sub-Servicer or the Servicer, whether coming into its possession before the date hereof or at any time or times thereafter.  If the Administrator seeks the consent or approval of the Purchasers or the Purchaser Agents to the taking or refraining from taking any action hereunder, the Administrator shall send notice thereof to each Purchaser (or such Purchaser’s Purchaser Agent, on its behalf) or each Purchaser Agent, as applicable.  The Administrator shall promptly notify each Purchaser Agent any time that the Purchasers and/or Purchaser Agents, as the case may be, have instructed the Administrator to act or refrain from acting pursuant hereto.

(b)                                 The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c)                                  None of the Administrator and the Purchaser Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or, in the case of any Purchaser Agent, the Purchasers within such Purchaser Agent’s Purchaser Group that have a majority of the aggregate Commitments of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct.  The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, any Sub-Servicer, the Servicer, the Transferor, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, any Sub-Servicer, the Servicer, the Transferor, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II.  The Administrator shall not have any obligation to any Purchaser Agent or Purchaser to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, the Transferor, any Originator or any of their respective Affiliates.

Section 4.9                                    UCC Filings.

Each of the Seller and the Purchasers expressly recognizes and agrees that the Administrator may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the transfer of the Purchased Interest from the Seller to the Purchasers, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the beneficial owners of the Purchased Interest.  In addition, such listing shall impose no duties on the Administrator other than those expressly and specifically undertaken in accordance with this Section 4.9.

Section 4.10                             Agent’s Reliance, Etc.

None of the Administrator and the Purchaser Agents, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it as Administrator or as Purchaser Agent, as the case may be, under or in connection with this Agreement except for such Person’s own gross negligence or willful misconduct.  Each of the Administrator and each Purchaser Agent:  (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by the Administrator and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser or Purchaser Agent and shall not be responsible to any Purchaser or Purchaser Agent for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, the Servicer, any Sub-Servicer, the Transferor or any Originator or to inspect the property (including the books and records) of the Seller, the Servicer, any Sub-Servicer, the Transferor or any Originator; (iv) shall not be responsible to any Purchaser or Purchaser Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.  The Administrator may at any time request instructions from the Purchasers and/or Purchaser Agents, and the Purchaser Agents may at any time request instructions from the Purchasers in their Purchaser Groups, with respect to any actions or approvals which by the terms of this Agreement or of any of the other Transaction Documents the Administrator or such Purchaser Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrator and/or such Purchaser Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Transaction Documents until it shall have received such instructions from the Majority Purchaser Agents, in the case of the Administrator or Purchasers holding the majority of the aggregate of the Commitments in such Purchaser Agent’s Purchaser Group, in the case of any Purchaser Agent (or, in either case, where expressly required hereunder, from the Majority LC Participants, the LC Bank, all of the Purchasers and/or all of the LC Participants).  Without limiting the foregoing, (x) none of the Purchasers and the Purchaser Agents shall have any right of action whatsoever against the Administrator as a result of the Administrator acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Majority Purchaser Agents and (y) none of the Purchasers in a Purchaser Agent’s Purchaser Group shall have any right of action whatsoever against such Purchaser Agent as a result of such Purchaser Agent acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Purchasers within such Purchaser Agent’s Purchaser Group with a majority of the Commitments of such Purchaser Group.  The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the required Purchasers or required Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, all Purchaser Agents and the Administrator.  Each Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Purchasers in such Purchaser Agent’s Purchaser Group with a majority of the Commitments of such Purchaser Group, and any such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers in such Purchaser Agent’s Purchaser Group and such Purchaser Agent.

Section 4.11                             Administrator and Affiliates.

To the extent that the Administrator or any of its Affiliates is or shall become an LC Participant hereunder, the Administrator or such Affiliate, in such capacity, shall have the same rights and powers under this Agreement as would any other LC Participant hereunder and may exercise the same as though it were not the Administrator.  The Administrator and its Affiliates may generally engage in any kind of business with the Seller, the Transferor, any Originator, ACI, any Sub-Servicer or the Servicer, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Transferor, any Originator, ACI, any Sub-Servicer or the Servicer or any of their respective Affiliates, all as if it were not the Administrator hereunder and without any duty to account therefor to any Purchaser Agent, or Purchaser.

Section 4.12                             Notice of Termination Events.

Neither the Administrator nor any Purchaser Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination

Event unless it has received notice from, in the case of the Administrator, any Purchaser Agent, any Purchaser, the Servicer or the Seller and, in the case of any Purchaser Agent, the Administrator, any other Purchaser Agent, any Purchaser, the Servicer or the Seller, in each case stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event.  In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent.  In the event that a Purchaser Agent receives such a notice, it shall promptly give notice thereof to the Administrator (unless such Purchaser Agent first received notice of such Termination Event or Unmatured Termination Event from the Administrator) and to each of its related Purchasers.  The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents (unless such action otherwise requires the consent of the required Purchasers, all Purchaser Agents or the LC Bank), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.

Section 4.13                             Non-Reliance on Administrator, Purchaser Agents and other Purchasers; Administrators and Affiliates.

(a)                                 Each Purchaser and Purchaser Agent expressly acknowledges that none of the Administrator and the Purchaser Agents, in the case of such Purchaser, and none of the Administrator or any other Purchaser Agent, in the case of such Purchaser Agent, nor in either case any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, the Transferor, ACI, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent.  Each Purchaser and Purchaser Agent represents and warrants to the Administrator and such Purchaser’s Purchaser Agent, in the case of such Purchaser, and Administrator, in the case of such Purchaser Agent, that it has, independently and without reliance upon the Administrator, the LC Bank, any Purchaser Agent or any Purchaser and based on such documents and information as it has deemed appropriate, made and will continue to make its own appraisal of any investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Transferor, ACI, the Servicer or the Originators, and made its own evaluation and decision to enter into this Agreement.  Except for terms specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser or Purchaser Agent, and no Purchaser Agent have any duty or responsibility to provide any Purchaser, with any information concerning the Seller, the Transferor, ACI, the Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or such Purchaser Agent, respectively, or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

(b)                                 Each of the Purchasers, the Purchaser Agents and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, the Transferor, ACI, the Servicer or any Originator or any of their Affiliates.  With respect to the acquisition of the

Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

Section 4.14                             Indemnification.

Each LC Participant and Related Committed Purchaser agrees to indemnify and hold harmless the Administrator and its officers, directors, employees, representatives and agents and the LC Bank (to the extent not reimbursed by the Seller, the Transferor, the Servicer or any Originator and without limiting the obligation of the Seller, the Transferor, the Servicer, or any Originator to do so), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, settlements, costs, expenses and, or disbursements of any kind or nature whatsoever (including, in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by, or asserted against the Administrator, LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith; provided, however, that no LC Participant or Related Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Administrator’s or the LC Bank’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to their Pro Rata Shares, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement.

Section 4.15                             Successor Administrator.

The Administrator may, upon at least thirty (30) days’ notice to the Seller, the Purchaser Agents and the Servicer, resign as Administrator.  Such resignation shall not become effective until a successor Administrator is appointed by the Majority Purchaser Agents and the LC Bank (subject to the consent of the Seller, so long as no Termination Event exists, such consent not to be unreasonably withheld, conditioned or delayed) and has accepted such appointment.  If no successor Administrator shall have been so appointed by the Majority Purchaser Agents and the LC Bank within sixty (60) days after the resigning Administrator’s giving of notice of resignation, the resigning Administrator may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrator.  Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the resigning Administrator, and the resigning Administrator shall be discharged from its duties and obligations under the Transaction Documents.  After any resigning Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

ARTICLE V.
MISCELLANEOUS

Section 5.1                                    Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, the Majority Purchaser Agents and the LC Bank and, in the case of an amendment, by the other parties thereto (other than the Secured Parties); provided, however, that no such amendment shall, (a) without the consent of each affected Purchaser, (i) extend the date of any payment or deposit of Collections by the Seller or the Servicer or decrease the outstanding amount of or rate of Discount or extend the repayment of or any scheduled payment date for the payment of any Discount in respect of any Portion of Capital or any fees owed to a Purchaser; (ii) reduce any fees payable pursuant to the applicable Fee Letter, (iii) forgive or waive or otherwise excuse any repayment of Capital or change either the amount of Capital of any Purchaser or any Purchaser’s pro rata share of the Purchased Interest; (iii) increase the Commitment of any Purchaser; (iv) amend or modify the Pro Rata Share of any LC Participant; (v) amend or modify the provisions of this Section 5.1 or of Section 4.3, Exhibit V or the definition of “Eligible Receivables”, “Net Receivables Pool Balance”, “Majority LC Participants”, “Majority Purchaser Agents”, “Purchased Interest”, “Scheduled Commitment Termination Date”, “Termination Day”, “Termination Event” or “Total Reserves” or (vi) amend or modify any defined term (or any term used directly or indirectly in such defined term) used in clauses (i) through (v) above in a manner that would circumvent the intention of the restrictions set forth in such clauses and (b) without the consent of the Majority Purchaser Agents and/or Majority LC Participants, as applicable, amend, waive or modify any provision expressly requiring the consent of such Majority Purchaser Agents and/or Majority LC Participant.  Each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  The Administrator hereby agrees to provide executed copies of any material amendment or waiver of any provision of this Agreement or any other Transaction Document to the Rating Agencies if requested by any party hereto.  No failure on the part of any Purchaser Agent, any Purchaser or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 5.2                                    Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be personally delivered or sent by facsimile, electronic mail or by overnight mail, to the intended party at the mailing address or electronic mail address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

Section 5.3                                    Successors and Assigns; Assignability; Participations.

(a)                                 Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; all covenants, promises and agreements by or on behalf of any parties hereto that are contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 4.1(d) or Section 4.4(a)(iv), neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior written consent of the Administrator, each Purchaser Agent and the LC Bank.

(b)                                 Participations.  (i) Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document.  Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, the Servicer, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder.  A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment, waiver or modification hereto, except amendments, waivers or modifications that require the consent of all Purchasers.  (ii) Notwithstanding anything contained in paragraph (a) or clause (i) of paragraph (b) of this Section 5.3, each of the LC Bank and each LC Participant may sell participations in all or any part of any Funded Purchase made by such LC Participant to another bank or other entity so long as (i) no such grant of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the SEC and (ii) no holder of any such participation shall be entitled to require such LC Participant to take or omit to take any action hereunder except that such LC Participant may agree with such participant that, without such Participant’s consent, such LC Participant will not consent to an amendment, modification or waiver that requires the consent of all LC Participants.  Any such Participant shall not have any rights hereunder or under the Transaction Documents.

(c)                                  Assignments by Related Committed Purchasers.  Any Related Committed Purchaser may assign to one or more Persons (each a “Purchasing Related Committed Purchaser”), reasonably acceptable to each of the Administrator, the LC Bank and the related Purchaser Agent in each such Person’s sole and absolute discretion, its rights and obligations herein (including its Commitment (which shall be inclusive of its Commitment as an LC Participant)) in whole or in part, pursuant to a supplement hereto, substantially in the form of Annex G with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Purchaser, such selling

Related Committed Purchaser, such related Purchaser Agent and the Administrator and with the consent of the Seller (provided, that the consent of the Seller shall not be unreasonably withheld, conditioned or delayed and that no such consent shall be required if (i) a Termination Event or Unmatured Termination Event has occurred and is continuing or (ii) such assignment is made by any Related Committed Purchaser to (A) the Administrator, (B) any other Related Committed Purchaser, (C) any Affiliate of the Administrator or any Related Committed Purchaser, (D) any commercial paper conduit or similar financing vehicle sponsored or administered by such Purchaser and for whom such Purchaser acts as a program support provider or through which (directly or indirectly) such Purchaser does or may fund Purchases hereunder (each, a “Conduit”), (E) any Liquidity Provider, (F) any Program Support Provider or (G) any Person that (1) is in the business of issuing commercial paper notes and (2) is associated with or administered by the Administrator or such Related Committed Purchaser or  any Affiliate of the Administrator or such Related Committed Purchaser).  Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, the Servicer, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, if any, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto.  The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price, if any, paid therefor.  The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a “Related Committed Purchaser” and a related “LC Participant” and any resulting adjustment of the selling Related Committed Purchaser’s Commitment  and, if applicable, selling related LC Participant’s Pro Rata Share of the LC Participation Amount.

(d)                                 Assignments to Liquidity Providers and other Program Support Providers.  Any Conduit Purchaser may at any time grant to one or more of its Liquidity Providers or other Program Support Providers participating interests in its portion of the Purchased Interest.  In the event of any such grant by such Conduit Purchaser of a participating interest to a Liquidity Provider or other Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder.  The Seller agrees that each Liquidity Provider and Program Support Provider shall be entitled to the benefits of Sections 1.7 and 1.8.

(e)                                  Other Assignment by Conduit Purchasers.  Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, that such Conduit Purchaser may not, without the prior consent of its Related Committed Purchasers, make any such transfer of its rights hereunder unless the assignee (x) is a Conduit or (y)  (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser.  Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee.  Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder.  Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

(f)                                   Certain Pledges.  Without limiting the right of any Purchaser to sell or grant interests, security interests or participations to any Person as otherwise described in this Article V, above, any Purchaser may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations as a Purchaser hereunder, including any pledge or assignment to secure obligations to a Federal Reserve Bank;  provided that no such pledge or assignment  shall release such Purchaser from any of its obligations hereunder or substitute any such pledge or assignee for such Purchaser as a party hereto.

(g)                                  Assignment by Administrator.  Subject to Section 4.15 (if applicable), this Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; provided, that unless:  (i) such assignment is to an Affiliate of PNC, (ii) it becomes unlawful for PNC to serve as the Administrator or (iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld, conditioned or delayed.

(h)                                 Agents.  Without limiting any other rights that may be available under Applicable Law, the rights of the Purchasers and each Liquidity Provider may be enforced through it or by its agents.

(i)                                     Disclosure; Notice.  Each assignor may, in connection with an assignment permitted hereunder, disclose to the applicable assignee (that shall have agreed to be bound by Section 5.6) any information relating to the Servicer, the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Servicer, the Seller, any Purchaser, any Purchaser Agent or the Administrator.  Such assignor shall give prior written notice to Seller of any assignment of such assignor’s rights and obligations (including ownership of the Purchased Interest) to any Person other than a Program Support Provider.

(j)                                    Opinions of Counsel.  If required by the Administrator or the applicable Purchaser Agent or to maintain the ratings of the Notes of any Conduit Purchaser, each Transfer Supplement or other assignment and acceptance agreement must be accompanied by an opinion of counsel of the assignee as to matters as the Administrator or such Purchaser Agent may reasonably request.

Section 5.4                                    Costs, Expenses and Taxes.

(a)                                 By way of clarification, and not of limitation, of Sections 1.7, 1.19 or 3.1, the Seller shall pay to the Administrator, any Purchaser Agent and/or any Purchaser on demand all costs and expenses in connection with (i) the preparation, execution, delivery and administration (including amendments or waivers of any provision) of this Agreement and the other Transaction Documents, (ii) the sale of the Purchased Interest (or any portion thereof), (iii) the perfection (and continuation) of the Administrator’s rights (on behalf of the Secured Parties) in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, the Purchaser Agents or the Purchasers of the obligations of the Seller, the Transferor, the Servicer or the Originators under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Lock-Box Accounts (and any related lock-box or post office box), including Attorney Costs relating to any of the foregoing or to advising the Administrator, any Purchaser Agent, any Purchaser, any Liquidity Provider or any other Program Support Provider about its rights and remedies under any Transaction Document and all costs and expenses (including Attorney Costs) of the Administrator, the Purchaser Agents, the Purchasers, any Liquidity Provider or Program Support Provider in connection with the enforcement of the Transaction Documents and in connection with the administration of the Transaction Documents.  Subject to Section 1(e) of Exhibit IV of this Agreement, the Seller shall reimburse the Administrator, each Purchaser Agent and each Purchaser for the cost of such Person’s auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller or the Servicer.  The Seller shall reimburse each Conduit Purchaser for any amounts such Conduit Purchaser must pay to any Liquidity Provider or other Program Support Provider on account of any Tax.  The Seller shall reimburse each Conduit Purchaser on demand for all reasonable costs and expenses incurred by such Conduit Purchaser or any holder of membership interests of such Conduit Purchaser in connection with the Transaction Documents or the transactions contemplated thereby, including costs related to the auditing of the Conduit Purchaser’s books by certified public accountants, Rating Agency fees and fees and out of pocket expenses of counsel of the Administrator, any Purchaser Agent and any Purchaser, or any membership interest holder, or administrator, of such for advice relating to such Conduit Purchaser’s operation.

(b)                                 All payments made by the Seller to the Administrator, any Purchaser Agent, any Purchaser, Liquidity Provider or other Program Support Provider hereunder shall be made without withholding for or on account of any present or future taxes (other than those imposed or based on the gross or net income or receipts of the recipient by the jurisdiction under the laws of which such Person is organized, operates or where its principal executive office is located or any political subdivision thereof).  If any such withholding is so required, the Seller shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay such additional amount as may be necessary to ensure that the net amount actually received by such Person free and clear of such taxes (including such taxes on such additional amount) is equal to the amount that such Person would have received had such withholding not been made.  If any such Person pays any such taxes, penalties or interest the

Seller shall reimburse such Person for that payment on demand.  If the Seller pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to such Person on whose account such withholding was made on or before the thirtieth day after payment.

(c)                                  In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents or the other documents or agreements to be delivered hereunder or thereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 5.5                                    No Proceedings; Limitation on Payments.

(a)                                 Each of the Seller, ACI, the Servicer, the Administrator, the LC Bank, the Purchaser Agents and the Purchasers and each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full.  The provisions of this paragraph shall survive any termination of this Agreement.

(b)                                 Each of the Seller, ACI, the Servicer, the Administrator, the LC Bank, the Purchaser Agents and the Purchasers and each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the Final Payout Date; provided, that the Administrator may take any such action with the prior written consent of the Majority Purchaser Agents and the LC Bank.  The provisions of this paragraph shall survive any termination of this Agreement.

(c)                                  Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall, or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay such Conduit Purchaser’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all such Conduit Purchaser’s Notes are paid in full.  Any amount which a Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above.  The provisions of this paragraph shall survive any termination of this Agreement.

Section 5.6                                    Confidentiality.

Unless otherwise required by Applicable Law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed: (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, (b) to the Seller’s legal counsel and auditors if they agree to hold it confidential, subject to Applicable Law, (c) in connection with any legal proceeding arising out of or in connection with this Agreement or any other Transaction Document or the preservation or maintenance of that party’s rights hereunder or thereunder, (d) if required to do so by a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise, (e) pursuant to any law in accordance with which that party is required or accustomed to act (including applicable SEC requirements), (f) to any Governmental Authority, and (g) to any Person in connection with any credit agreement or other financing transaction.  The restrictions in the preceding sentence shall not apply to disclosures to any party to this Agreement by any other party hereto, information already known to a recipient otherwise than in breach of this Section, information also received from another source on terms not requiring it to be kept confidential, or information that is or becomes publicly available otherwise than in breach of this Section.  Unless otherwise required by Applicable Law, each of the Administrator, the Purchaser Agents and the Purchasers agrees to maintain the confidentiality of non-public financial information regarding ACI, the Seller, the Transferor, the Servicer and the Originators; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to ACI, (ii) legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator if they agree to hold it confidential, (iii) any nationally recognized statistical rating organization or if applicable, the Rating Agencies rating the Notes of any Conduit Purchaser, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agency placing the Notes and (vi) any regulatory authorities or Governmental Authority having jurisdiction over the Administrator, any Purchaser Agent, any Purchaser, any Program Support Provider or any Liquidity Provider.

Section 5.7                                    GOVERNING LAW AND JURISDICTION.

(a)                                 THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 5.8                                    Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

Section 5.9                                    Survival of Termination; Non-Waiver.

The provisions of Sections 1.7, 1.8, 1.18, 1.19, 3.1, 3.2, 5.4, 5.5, 5.6, 5.7, 5.10 and 5.14 shall survive any termination of this Agreement.

Section 5.10                             WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 5.11                             Entire Agreement.

This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 5.12                             Headings.

The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 5.13                             Right of Setoff.

Each Secured Party is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Secured Party (including by any branches or agencies of such Secured Party) to, or for the account of, (i) the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured) and (ii) the Servicer against amounts owing by the Servicer hereunder (even if contingent or unmatured); provided that (i) such Secured Party shall notify the Seller or the Servicer, as applicable, promptly following such setoff and (ii) no such setoff shall be made by any Secured Party against any assets of the Servicer to the extent that such assets secure any Eligible DIP Facility.

Section 5.14                             Purchaser Groups’ Liabilities.

The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person.  No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any member, employee, officer, director or incorporator of any such Person; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

Section 5.15                             Sharing of Recoveries.

Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery.  If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 5.16                             USA Patriot Act.

Each of the Administrator and each of the other Secured Parties hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA Patriot Act, the Administrator and the other Secured Parties may be required to obtain, verify and record information that identifies the Seller, the Originators, the Transferor, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators, the Transferor, the Servicer and the Performance Guarantor that will allow the Administrator and the other Secured Parties to identify the Seller, the Originators, the Transferor, the Servicer and the Performance Guarantor in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act.  Each of the Seller and the Servicer agrees to provide the Administrator and each other Secured Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.

Section 5.17                             Tax Matters.

(a)                                 It is the intention of the parties hereto that for U.S. federal, state and local income and franchise tax purposes, each Purchase is not treated as a sale of the Purchased Interest or otherwise.

(b)                                 The Administrator, on Seller’s behalf, shall maintain a register for the recordation of the names and addresses of the Purchasers, and the Purchases (and Discount, fees and other similar amounts under this Agreement) pursuant to the terms hereof from time to time (the “Register”), including any participant and/or assignee. The entries in the Register shall be conclusive absent manifest error, and to the extent applicable, the parties hereto shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a lender solely for U.S. federal income tax purposes. The Register shall be available for inspection by each Purchaser, at any reasonable time and from time to time upon reasonable prior notice.

Section 5.18                             Severability.

Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.19                             Mutual Negotiations.

This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same.  Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ARCH RECEIVABLE COMPANY, LLC,
as Seller

By:	/s/ Robert G. Jones
Name:	Robert G. Jones
Title:	Secretary

Address:	One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

Attention:	Robert G. Jones
Tel:	314-994-2716
Fax:	314-994-2736
Email:	bjones@archcoal.com

ARCH COAL SALES COMPANY, INC.,
a debtor and debtor-in-possession under chapter 11
of the Bankruptcy Code, as initial Servicer

By:	/s/ Robert G. Jones
Name:	Robert G. Jones
Title:	Secretary

Address:	One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

Attention:	Robert G. Jones
Tel:	314-994-2716
Fax:	314-994-2736
Email:	bjones@archcoal.com

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ARCH COAL, INC.,
a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code

By:	/s/ Robert G. Jones
Name:	Robert G. Jones
Title:	Senior Vice President — Law, General
Counsel & Secretary

Address:	One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

Attention:	Robert G. Jones
Tel:	314-994-2716
Fax:	314-994-2736
Email:	bjones@archcoal.com

2

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, Pennsylvania 15222

Attention:	Brian Stanley
Telephone:	412-768-2001
Facsimile:	412-768-5151

3

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, Pennsylvania 15222

Attention:	Brian Stanley
Telephone:	412-768-2001
Facsimile:	412-768-5151

4

PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank and as an LC Participant

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, Pennsylvania 15222

Attention:	Brian Stanley
Telephone:	412-768-2001
Facsimile:	412-768-5151

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PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, Pennsylvania 15222

Attention:	Brian Stanley
Telephone:	412-768-2001
Facsimile:	412-768-5151

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REGIONS BANK,
as a Purchaser Agent

By:	/s/ Mark A. Kassis
Name:	Mark A. Kassis
Title:	Senior Vice President

Address:	Regions Bank
1180 West Peachtree Street NW
Suite 1000
Atlanta, GA 30309

	Attention:	Mark Kassis or Linda Harris
	Telephone:	404-221-4366 or 404-221-4354
	Facsimile:	404-805-0841

REGIONS BANK,
as a Related Committed Purchaser

By:	/s/ Mark A. Kassis
Name:	Mark A. Kassis
Title:	Senior Vice President

Address:	Regions Bank
1180 West Peachtree Street NW
Suite 1000
Atlanta, GA 30309

	Attention:	Mark Kassis or Linda Harris
	Telephone:	404-221-4366 or 404-221-4354
	Facsimile:	404-805-0841

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REGIONS BANK,
as an LC Participant

By:	/s/ Mark A. Kassis
Name:	Mark A. Kassis
Title:	Senior Vice President

Address:	Regions Bank
1180 West Peachtree Street NW
Suite 1000
Atlanta, GA 30309

	Attention:	Mark Kassis or Linda Harris
	Telephone:	404-221-4366 or 404-221-4354
	Facsimile:	404-805-0841

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